Exhibit 10.4

SECOND AMENDMENT TO THE
COMPASS MINERALS INTERNATIONAL, INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN

This Amendment is adopted by Compass Minerals International, Inc., a corporation organized under the laws of the state of Delaware (the “Company”).

WHEREAS, the Company established the Compass Minerals International, Inc. Directors’ Deferred Compensation Plan (the “Plan”) effective as of the October 1, 2004, for the purpose of providing eligible non-employee directors with an opportunity to defer all or a portion of their fees; and

WHEREAS, the original Plan was amended and restated in its entirety effective as of January 1, 2005 (the “2005 Restatement”) to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the proposed IRS regulations and other interim guidance issued thereunder; and

WHEREAS, the Company now desires to amend the 2005 Restatement to comply with final IRS regulations issued pursuant to Section 409A of the Code;

NOW, THEREFORE, the Plan is amended as follows effective as of January 1, 2008:

A.           Section 1.4 is amended to read as follows:

Section 1.4  “Change in Control” shall mean a change in ownership or control of the Company effected through any one of the following events:

(i)           A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)           The date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iii)           the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (A) a merger, consolidation, reorganization, or business combination or (B) a sale or other disposition of all or substantially all of the Company’s assets or (C) the acquisition of assets or stock of another entity, in each case other than a transaction:

(x)           that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the

Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(y)           after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this subparagraph as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company before the consummation of the transaction.

B.           Section 2.1 is amended by adding the following new paragraph to the end of said Section:

Notwithstanding any provision in the Plan to the contrary, no new Deferred Stock Units shall be credited to the Account of any Director with respect to any Fees attributable to Years beginning on or after January 1, 2008.  The Plan, however, shall remain in effect with respect to Deferred Fees attributable to Years ending on or before December 31, 2007.

C.           Section 4.2 is amended to read as follows:

Section 4.2  Each Director shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death.  Any designated beneficiary shall receive payments in the same manner as the Director if he or she had lived.  In case of a failure of designation or the death of a designated beneficiary without a designated successor, the Director’s remaining benefit shall be paid in full to his or her surviving spouse (or if none, the Director’s estate) within 30 days following the Director’s death.  No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Director and filed with the Secretary of the Company.

D.           A new Section 5.5 is added to read as follows:

Section 5.5  Notwithstanding any provision in the Plan to the contrary, pursuant to IRS and Treasury Department transition guidance under Section 409A of the Code, new payment elections shall be permitted under the Plan through December 31, 2008, without violating the subsequent deferral and anti-acceleration rules of Section 409A of the Code.  However, any new election (i) may only apply to amounts that would not otherwise be payable during the taxable year in which the election is made and (ii) may not cause an amount to be paid in a taxable year that would not otherwise be payable in such taxable year.

[Signature page to follow]

IN WITNESS WHEREOF, this Amendment is executed this 23rd day of December 2008.

By:   /s/ Victoria Heider
                 Title: VP of Human Resources